UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2012

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan (State or other jurisdiction of incorporation)	1-9804 (Commission File Number)	38-2766606 (IRS Employer Identification No.)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule lea-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 2, 2012, Richard J. Dugas, Jr., Chairman, President and Chief Executive Officer of PulteGroup, Inc. (the "Company"), entered into a prearranged stock trading plan to exercise options to purchase up to 900,000 of the Company's common shares and effect a same day sale of the underlying shares. The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 plans permit directors and officers who are not in possession of material, non-public information to establish prearranged plans to buy or sell company shares. The broker administering the plan is authorized to periodically exercise Mr. Dugas' stock options and sell the issued shares. Mr. Dugas does not retain or exercise any discretion over the exercise of his options or trading under the plan, although he may later amend or terminate the plan.

The plan expires on December 31, 2013. The transactions under this plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The plan was adopted during an authorized trading period at a time when Mr. Dugas was not in possession of material, non-public information and in compliance with the Company's policies on trading shares.

The Company undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its officers and directors or to report on Form 8-K any modifications or termination of any publicly announced trading plans, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2012	PULTEGROUP, INC.
	By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Senior Vice President, General Counsel and Secretary